UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2014

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2014, the Board of Directors of Digital Realty Trust, Inc. (the “Company”) took the following actions concerning the executive officers of the Company:

•	A. William Stein, Chief Financial Officer and Chief Investment Officer, was appointed as Interim Chief Executive Officer of the Company, effective as of March 17, 2014.

•	Michael F. Foust, Chief Executive Officer, will depart from the Company, effective as of March 17, 2014. Mr. Foust is expected to continue to serve as a director on the Board of Directors of the Company until the upcoming annual meeting of stockholders in April 2014.

Mr. Stein will serve as Interim Chief Executive Officer of the Company until otherwise determined by the Board of Directors of the Company in its sole discretion. In connection with Mr. Stein’s appointment, the Company granted Mr. Stein an award of 11,648 time-vesting profits interest units and an award of Class D units of Digital Realty Trust, L.P., having a value of approximately $600,000 at target performance level (based on an independent third party valuation of the Class D units, and excluding Class D units attributable to accumulated distributions), each pursuant to the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended. Additional information about Mr. Stein, including a biographical summary, information about positions and offices he has held with the Company and information about his business experience, may be found in the Company’s definitive proxy statement for the 2013 Annual Meeting of Stockholders on Schedule 14A filed on March 20, 2013.

The Company anticipates that Mr. Foust will be eligible to receive a cash severance payment of approximately $6.5 million, as well as various other severance payments and benefits, in accordance with the non-cause termination provisions of Mr. Foust’s existing employment agreement and applicable equity award agreements with the Company. The Company expects to record a one-time charge in the first quarter of 2014 of approximately $14 million, or $0.10 per share, related to Mr. Foust’s separation compensation.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the expected accounting charge that will be recorded as a result of Mr. Foust’s departure. These risks and uncertainties include, among others, the risks and uncertainties included in the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013 under the heading “Risk Factors.” The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On March 17, 2014, we issued a press release regarding actions concerning the executive officers of the Company. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date March 17, 2014

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued March 17, 2014